January 19, 1998



                                                                    Confidential
                                                               Via Facsimile and
                                                                 Federal Express



Mr. John F. Kolenda, Chairman
Mr. Mark J. Gianinni, President
Thrucomm, Inc.
1641 Commerce Avenue North
St. Petersburg, FL 33716-4205

Dear John and Mark:

You have asked my firm, J. Jeffrey Brausch & Company, to render certain financial services on behalf of Thrucomm, Inc. (the "Company"). This letter will set forth the terms of our engagement for services to be rendered for the 36
(thirty-six) month period commencing February 1, 1998 and ending January 31, 2001. If these terms meet with your approval, please evidence your agreement by signing the enclosed copy of this letter at the place indicated and returning the same, along with your check for $120,000.


                       PRINCIPAL SERVICES TO BE RENDERED

Public Offering

Phase One

1. Develop and implement a comprehensive program to prepare the Company for an initial public offering in the future.

2. Prepare a Feasibility Study regarding the appropriateness of an initial public offering of the Company's securities. This study includes (1) probable pre- and post-money valuations, (2) size of offering parameters,
     (3) reasonable primary and secondary components, (4) timing considerations,
     (5) comparable companies analysis, (6) managing underwriter(s) profile, (7) syndication profile, (8) expense estimates, (9) ownership matrices, and
     (10) public status advantages and disadvantages.





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Thrucomm, Inc.
January 19, 1998
Page 2


3. Update the valuation and size parameters of the initial public offering Feasibility Study on a quarterly basis, as requested to do so.

Phase Two

1. Review the Company's history, general business plan, and pro forma forecasts.

2. Review the Company's forecast of capital needs required to support the general business plan.

3. Prepare a Company Profile which will detail highlights of the Company. This document will be used to determine initial underwriter interest.

4. Screen and select underwriters that would be expected to have an interest in managing an offering of the Company's securities.

5. Present the Company Profile to prospective selected underwriters and solicit their indications of interest.

6. Analyze the indications of interest received from prospective underwriters and determine, in conjunction with the Company's management, if the project should proceed to Phase Three.

Phase Three

1. Make personal presentations with Company management to those underwriters evidencing an initial interest in the Company as a public offering candidate.

2.   Prepare, review, and revise drafts of the registration statement.

3. Prepare a comparative analysis of the underwriting proposals received and make specific recommendations to the Company.

4.   Recommend   final   selection  of  the  managing   underwriter,   including
     co-managers, if appropriate.

5. In conjunction with management and the Company's legal counsel, continue assistance in the preparation, review, and revision of the registration statement, prospectus, and related materials.

6. Prepare a comparative pricing schedule of comparable companies and assist management in pricing negotiations.

7. Assist the Company in preparing to meet with prospective underwriters including all due diligence field trips.

8. Assist management in preparing for due diligence meetings in cities of the underwriter's choice.




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Thrucomm, Inc.
January 19, 1998
Page 3


9.   If  requested,   provide  management  with  recommendations  regarding  the
     Company's board of directors, dividend policy, employee stock option plan, and other similar topics.

10. If requested, prepare background files and readings for the Company's directors regarding the Company, "going public," and the industry and its competitors.

11. Provide general counsel and services, as required, in connection with negotiations with the underwriter through and including a formal closing.

General Consultation

Be available for general consultation regarding all financial matters, including assistance in updating the Company's business plan. It is intended that the services to be rendered would be comprehensive in nature and broad in scope, except such services would not include any private placement of the Company's securities.


                         PROFESSIONAL FEES AND EXPENSES

Professional Fees

1.   Upon engagement: $120,000 (one hundred twenty thousand dollars).

2. Beginning February 1, 1998 and continuing for 36 (thirty-six) consecutive months: $6,388.89 (six thousand three hundred eighty-eight and 89/100 dollars) payable on the first day of each month, for a total of $230,000 (two hundred thirty thousand dollars).

3. All compensation is to be paid in cash; no compensation of any other type is to be received.

4. In no event and under no circumstances are the professional fees paid refundable.

5. No fees, commissions, or other compensation from any other party will be received in connection with the services provided.

Expenses

The Company agrees to reimburse J. Jeffrey Brausch & Company, within 30 (thirty) days of receipt of a billing, all direct out-of-pocket disbursements in connection with the foregoing list of services to be rendered. It is understood that the professional fees provided herein are intended to represent gross revenue to J. Jeffrey Brausch & Company out of which it will be responsible for its own employee salaries, consulting fees, if any, and other operating expenses. The Company's obligation under this paragraph is merely to reimburse such things as telephone calls, copying charges, postage expenses, computer-aided research expenses, travel expenses and other similar disbursements.


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Thrucomm, Inc.
January 19, 1998
Page 4


                                    GENERAL

1. The Company will permit J. Jeffrey Brausch & Company, and any of its employees and agents, access to its business and financial records.

2. J. Jeffrey Brausch & Company makes no representations or warranties as to whether or not the aforesaid program will be successful, and it is expressly understood and agreed that J. Jeffrey Brausch & Company will not act as a broker, dealer, or underwriter in connection with any offering of securities by the Company.

3. This letter represents the entire understanding between the Company and J. Jeffrey Brausch & Company. The terms and conditions of this letter agreement can only be modified by a subsequent written agreement executed by both parties. The failure of either party to undertake the performance of its obligations hereunder shall permit the other party to cease performance hereunder and to pursue its lawful remedies.

                                     Very truly yours,

                                     J. JEFFREY BRAUSCH & COMPANY



                                     __________________________
                                     J. Jeffrey Brausch
                                     President



























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Thrucomm, Inc.
January 19, 1998
Page 5







ACCEPTED AND AGREED:

THRUCOMM, INC.

By:                                    By:



    ________________________________       ________________________________
    Signature                              Signature




    ________________________________       ________________________________
    Print Name and Title                   Print Name and Title




    ________________________________       ________________________________
    Date                                   Date



























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